                                                                     EXHIBIT 2.1
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                              TRANSITION AGREEMENT


                                  BY AND AMONG


                           UNIFAB INTERNATIONAL, INC.
                            UNIVERSAL PARTNERS, INC.
                       UNIVERSAL FABRICATORS INCORPORATED
                             MCDERMOTT INCORPORATED
                                      AND
                                DAILEY J. BERARD





                          Dated as of August 28, 1997

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
                               TABLE OF CONTENTS

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
SECTION 1     TERMINATION OF AGREEMENTS   . . . . . . . . . . . . . . . . . .  2
       1.01   Shareholders' and Put/Call Agreements   . . . . . . . . . . . .  2
       1.02   Termination Payment   . . . . . . . . . . . . . . . . . . . . .  2
       1.03   Borrowed Servants' Agreement  . . . . . . . . . . . . . . . . .  2
       1.04   Lease   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
       1.05   Employment Agreement  . . . . . . . . . . . . . . . . . . . . .  2
       1.06   Release and Waiver  . . . . . . . . . . . . . . . . . . . . . .  2

SECTION 2     OTHER SIMULTANEOUS TRANSACTIONS   . . . . . . . . . . . . . . .  3
       2.01   Partners/International Share Exchange   . . . . . . . . . . . .  3
       2.02   Purchase of Real Estate from Partners   . . . . . . . . . . . .  3
       2.03     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
       2.04   Share Exchange Agreement  . . . . . . . . . . . . . . . . . . .  4
       2.05   Purchase of Real Estate from McDermott  . . . . . . . . . . . .  4
       2.06   Amendment to Certificate of Incorporation of Fabricators  . . .  4

SECTION 3     REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . .  5
       3.01   Representations and Warranties of Each Party  . . . . . . . . .  5
       3.02   Representations and Warranties of Partners and McDermott  . . .  6
       3.03   No Other Representations or Warranties  . . . . . . . . . . . .  7

SECTION 4     OFFERING PROCESS  . . . . . . . . . . . . . . . . . . . . . . .  7
       4.01   The Offering  . . . . . . . . . . . . . . . . . . . . . . . . .  7
       4.02   Actions of International  . . . . . . . . . . . . . . . . . . .  7
       4.03   Simultaneous Closing; Order of Closing  . . . . . . . . . . . .  8

SECTION 5     TERMINATION   . . . . . . . . . . . . . . . . . . . . . . . . .  8
       5.01   Termination   . . . . . . . . . . . . . . . . . . . . . . . . .  8
       5.02   Effect of Termination   . . . . . . . . . . . . . . . . . . . .  8

SECTION 6     GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . .  8
       6.01   Survival of Representations, Warranties and Agreements  . . . .  8
       6.02   Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
       6.03   Interpretation  . . . . . . . . . . . . . . . . . . . . . . . .  9
       6.04   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . .  9
       6.05   Entire Agreement; No Third Party Beneficiaries  . . . . . . . .  9
       6.06   Governing Law   . . . . . . . . . . . . . . . . . . . . . . . .  9
       6.07   Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . 10
       6.08   Specific Performance  . . . . . . . . . . . . . . . . . . . . . 10
       6.09   Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . 10
       6.10   Limitation of Liability   . . . . . . . . . . . . . . . . . . . 10

       LIST OF EXHIBITS
       ----------------

EXHIBIT A - Form of Plan and Agreement of Share Exchange
EXHIBIT B - Form of Act of Sale of Partners Real Estate
EXHIBIT C - Form of Share Exchange Agreement
EXHIBIT D - Form of Act of Sale of McDermott Real Estate

                              TRANSITION AGREEMENT


       This TRANSITION AGREEMENT (this "Agreement"), dated as of August 28, 1997, is by and among UNIFAB International, Inc., a Louisiana corporation ("International"), Universal Partners, Inc., a Louisiana corporation ("Partners"), Universal Fabricators Incorporated, a Delaware close corporation ("Fabricators"), McDermott Incorporated, a Delaware corporation ("McDermott"), and Dailey J. Berard ("Berard").

                                  WITNESSETH:

       WHEREAS, pursuant to that certain Contribution Agreement dated November 30, 1992, by and among Partners, Fabricators and McDermott (the "Contribution Agreement"), each of Partners and McDermott contributed certain assets to Fabricators, a then newly formed close corporation, in exchange for 51% and 49%, respectively, of the outstanding common stock of Fabricators (the "Expansion Transaction");

       WHEREAS, Partners currently owns 510 shares of Class A common stock, $1.00 par value per share, of Fabricators, and McDermott currently owns 490 shares of Class B common stock, $1.00 par value per share, of Fabricators, which collectively represent all of the authorized, issued and outstanding capital stock of Fabricators;

       WHEREAS, in connection with the Expansion Transaction, McDermott and Partners entered into several written agreements (collectively, the "1992 Agreements") governing their rights with respect to the common stock of Fabricators, including the Contribution Agreement, a Shareholders' Agreement dated November 30, 1992 (the "Shareholders' Agreement") and a Put/Call Agreement dated November 30, 1992 (the "Put/Call Agreement"); McDermott and Fabricators entered into a Lease dated November 30, 1992 with respect to certain immovable property (including the building and improvements located thereon) owned by McDermott in Iberia Parish, Louisiana (the "Lease"); and Berard entered into an employment agreement with Fabricators dated November 30, 1992 (the "Employment Agreement");

       WHEREAS, Fabricators has engaged the investment banking firms of Morgan Keegan & Company, Inc. ("Morgan Keegan") and Stephens Inc. ("Stephens") to advise Fabricators, Partners and McDermott with respect to an initial public offering of the common stock of Fabricators and to participate in such offering as underwriters;

       WHEREAS, in order to effect such an offering, Partners, Fabricators and McDermott have agreed to the incorporation of International as a new corporation under the laws of Louisiana, shares of which will be offered to the public pursuant to an underwriting agreement to be entered into by and among International, Fabricators, Partners, McDermott, Morgan Keegan and Stephens (the "Underwriting Agreement");

       WHEREAS, in order to facilitate the public offering of shares of common stock, $0.01 par value per share ("International Common Stock"), of International (the "Offering), Partners desires, subject to the terms of this Agreement, to exchange its common stock of Fabricators for shares of

International Common Stock, and McDermott desires, subject to the terms of this Agreement, to exchange its shares of common stock of Fabricators for shares of International Common Stock; and

       WHEREAS, McDermott and Partners desire, subject to the terms and conditions set forth herein, to terminate the 1992 Agreements simultaneously with the Closing Time (as defined herein);

       NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements set forth herein and in reliance upon the undertakings, representations and warranties contained herein, the parties hereto agree as follows:

                                   SECTION 1

                           TERMINATION OF AGREEMENTS

       1.01 Shareholders' and Put/Call Agreements. At the Closing Time, Partners and McDermott will terminate and release each other from the other's obligations under the Shareholders' Agreement and the Put/Call Agreement. For purposes of this Agreement, the term "Closing Time" means the time of the sale by International of 1,100,000 shares of International Common Stock (plus up to 422,250 additional shares to be sold if the over-allotment option to be granted pursuant to the Underwriting Agreement is exercised at such time) and by McDermott of 1,715,000 shares of such stock and the receipt of cash funds in exchange for such shares in accordance with the Underwriting Agreement and will occur simultaneously with the Closing Time as defined in the Underwriting Agreement.

       1.02 Termination Payment. At the Closing Time and in exchange for the surrender of its rights under the Shareholders' Agreement and the Put/Call Agreement, International will pay, or cause to be paid, by wire transfer, $6.3 million in cash to McDermott c/o CitiBank, N.A., 399 Park Avenue, New York, New York, 10043 for deposit in Account No. 39000067.

       1.03 Borrowed Servants' Agreement. At the Closing Time, McDermott and Fabricators will terminate and release each other from the other's obligations under that certain Borrowed Servants' Agreement dated November 30, 1992, by and between McDermott and Fabricators.

       1.04 Lease. At the Closing Time McDermott and Fabricators will terminate and release each other from the other's obligations under the Lease.


       1.05 Employment Agreement. At the Closing Time, Berard and Fabricators will terminate and release each other from the other's obligations under the Employment Agreement.

       1.06 Release and Waiver. Partners, Berard, Fabricators and McDermott do hereby waive and release each other from any claim that any action taken by any of them pursuant to and in accordance with this Agreement constitutes a breach of any provision of any of the 1992 Agreements or the Certificate of Incorporation of Fabricators or the Delaware General Corporation Law including, without limitation, any claim with respect to the application of the restrictions on transfer of shares of common stock of Fabricators set forth in the Certificate of Incorporation of Fabricators and in the

Shareholders' Agreement to the McDermott Share Exchange and the Partners Share Exchange referred to in Section 2 hereof and any claim by Berard or Fabricators that any such action constitutes a breach of the Employment Agreement.

                                   SECTION 2

                        OTHER SIMULTANEOUS TRANSACTIONS

       2.01 Partners/International Share Exchange. Subject to the terms of this Agreement, International and Partners will enter into an Agreement and Plan of Share Exchange, substantially in the form attached hereto as Exhibit A (the "Agreement and Plan of Share Exchange"), pursuant to which Partners will at the Closing Time exchange all of its 510 shares of Class A common stock of Fabricators for 1,785,000 shares of International Common Stock (the "Partners Share Exchange"). The obligation of each of Partners and International to enter into the Agreement and Plan of Share Exchange is conditioned upon receipt by Partners and International of an opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. to the effect that the Partners Share Exchange qualifies as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

       2.02 Purchase of Real Estate from Partners. Subject to the terms of this Agreement and at the Closing Time, Fabricators shall purchase from Partners, for $100,500 in cash (the "Partners Purchase Price"), that certain tract of land more particularly described on Exhibit B hereto, together with all improvements situated thereon and all rights of Partners pertaining to such land and improvements, including any right, title and interest of Partners in and to adjacent streets, alleys or rights-of-way, easements and servitudes pertaining thereto (collectively, the "Partners Property"). Following execution of this Agreement and at its cost, Fabricators may order a survey of and title commitment for the Partners Property and may conduct such inspections and investigations of the Partners Property as Fabricators desires; provided, however, that Partners shall have the right to observe any such inspections and investigations, take split samples for independent analysis, if deemed necessary, and receive copies of any reports to Fabricators. The survey, the title commitment, and the results of the inspection and investigations, if any, must be satisfactory to Fabricators. At the closing of Fabricators' purchase of the Partners Property: (a) Partners shall deliver to Fabricators a duly executed and acknowledged act of cash sale in the form attached hereto as Exhibit B, (b) Fabricators shall pay to Partners the Partners Purchase Price in cash by wire transfer or bank cashier's or certified check, (c) general real estate taxes for the then current year relating to the Partners Property shall be prorated as of the Closing Time based on the Partners Property's 1996 tax assessment, (d) any insurance coverage maintained by Partners on the Partners Property shall be terminated as of the Closing Time (and there shall be no proration of insurance premiums), (e) possession of the Partners Property shall be given to Fabricators, subject to no tenants or parties in possession other than Fabricators, (f) in such act of cash sale Partners will make no representations or warranties with respect to the condition of the Partners Property and each of Partners and Fabricators, effective at the Closing Time, do hereby waive and release any and all rights to bring any claim that it may have against the other under any federal, state or local environmental laws and regulations with respect to the environmental condition of the Partners Property, (g) Partners shall deliver to Fabricators a "non-foreign affidavit" in the customary form attesting that Partners is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code, and (h) Partners shall deliver a seller's affidavit to Fabricators's title insurer in a form satisfactory to such title insurer.

       2.03    There is no Section 2.03.

       2.04 Share Exchange Agreement. Subject to the terms of this Agreement and at the Closing Time, McDermott and International will enter into a Share Exchange Agreement, substantially in the form attached hereto as Exhibit C (the "Share Exchange Agreement"), pursuant to which McDermott will at the Closing Time exchange all of its 490 shares of Class B common stock of Fabricators for 1,715,000 shares of International Common Stock (the "McDermott Share
Exchange").

       2.05 Purchase of Real Estate from McDermott. Subject to the terms of this Agreement and at the Closing Time, Fabricators shall purchase from McDermott, for $700,000 in cash (the "McDermott Purchase Price"), that certain tract of land more particularly described on Exhibit D attached hereto, together with all improvements situated thereon and all rights of McDermott pertaining to such land and improvements, including any right, title and interest of McDermott in and to adjacent streets, alleys or rights-of-way, easements and servitudes pertaining thereto (collectively, the "McDermott Property"). Following execution of this Agreement and at its cost, Fabricators may order a survey of and title commitment for the McDermott Property and may conduct such inspections and investigations of the McDermott Property as Fabricators desires with notice to McDermott; provided, however, that McDermott shall have the right to observe any such inspections and investigations, take split samples, for independent analysis, if deemed necessary, and receive copies of any reports to Fabricators. The survey, the title commitment, and the results of the inspection and investigations, if any, must be satisfactory to Fabricators. At the closing of Fabricators' purchase of the McDermott
Property: (a) McDermott shall deliver to Fabricators a duly executed and acknowledged act of cash sale in the form attached hereto as Exhibit D, (b) Fabricators shall pay to McDermott the McDermott Purchase Price in cash by wire transfer to the bank and bank account provided for under Section 1.02 above,
(c) general real estate taxes for the then current year relating to the McDermott Property (excluding the portion currently leased by Fabricators from McDermott) shall be prorated as of such time based on the McDermott Property's 1996 tax assessment, (d) any insurance coverage maintained by McDermott on the McDermott Property shall be terminated as of the Closing Time (and there shall be no proration of insurance premiums), (e) possession of the McDermott Property shall be given to Fabricators, subject to no tenants or parties in possession other than Fabricators, (f) in such act of cash sale McDermott will make no representations or warranties with respect to the condition of the McDermott Property and each of McDermott and Fabricators, effective at the Closing Time, do hereby waive and release any and all rights to bring any claim that it may have against the other under any federal, state or local environmental laws and regulations with respect to the environmental condition of the McDermott Property, (g) McDermott shall deliver to Fabricators a "non-foreign affidavit" in the customary form attesting that McDermott is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code, and (h) McDermott shall deliver a seller's affidavit to Fabricators's title insurer in a form satisfactory to such title insurer.

       2.06 Amendment to Certificate of Incorporation of Fabricators. Subject to the terms of this Agreement and at the Closing Time, the Certificate of Incorporation of Fabricators will be amended to delete therefrom provisions relating to Fabricators' status as a close corporation and to include such provisions as may be determined by International (the "Fabricators Amendment"). Partners and McDermott hereby acknowledge and agree that no "public offering" has been made within the meaning of Section 342(3) of the Delaware General Corporation Law, Article Eleventh of Fabricators' Certificate of Incorporation or Section 7.06 of the Shareholders' Agreement and that no other actions taken by them or on behalf of them prior hereto or to be taken in connection with the Offering and the other transactions contemplated by this Agreement have disqualified or will prior to the Closing Time disqualify Fabricators as a close corporation within the meaning of Section 342 of the Delaware General Corporation Law, Article Eleventh of Fabricators' Certificate of Incorporation or Section 7.06 of the Shareholders' Agreement.

                                   SECTION 3

                         REPRESENTATIONS AND WARRANTIES

       3.01 Representations and Warranties of Each Party. Each party to this Agreement, as to itself, hereby represents and warrants to each other party hereto that as of the date hereof and as of the Closing Time:

              (a) Existence and Power. Such party, if not a natural person, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except as otherwise to be disclosed in the final Prospectus to be used in connection with the Offering, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, result in a material adverse effect on the operations or financial condition of such party, and such party, if a natural person, has legal capacity to enter into and perform this Agreement and the other agreements called for by this Agreement to which he is a party.

              (b) Authorization. The execution, delivery and performance by such party of this Agreement, the other agreements called for by this Agreement (collectively, the "Transaction Agreements") to which it or he is a party and all other documents, instruments and certificates executed and delivered by such party in connection herewith or therewith, and the consummation by such party of the transactions contemplated hereby and thereby, are within such party's powers and have been or, prior to the Closing Time, will be duly authorized by all necessary action on the part of such party. This Agreement and each such Transaction Agreement have been, or when executed and delivered in accordance with the terms hereof and their respective terms will be, duly and validly executed and delivered by such party and each constitutes, or when executed and delivered will constitute, a valid and binding agreement of such party, enforceable in accordance with its terms, except as (a) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

              (c) Governmental Authorization. The execution, delivery and performance by such party of this Agreement, each Transaction Agreement to which it or he is a party and all other documents, instruments and certificates to be executed and delivered by such party in connection herewith or therewith, require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than compliance with any applicable requirements of the Securities Act of 1933, as amended, and any applicable state securities laws, and the filing of an appropriate amendment to the Certificate of Incorporation of Fabricators with the Secretary of State of the State of Delaware.

              (d) Non-Contravention. The execution, delivery and performance by such party of this Agreement, each Transaction Agreement to which it or he is a party and all other documents, instruments and certificates executed or to be executed and delivered by such party in connection herewith or therewith, do not and will not: (a) contravene or conflict with the certificate or articles of incorporation or bylaws of such party, as the case may be, other than those waived pursuant hereto; or (b) to any extent having a material adverse effect upon such party or such party's power or ability to enter into and perform its obligations hereunder or thereunder, (i) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to such party; (ii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of such a party, or cause or require the creation of any encumbrance on any asset under any provision of any credit agreement, note, bond, mortgage, indenture, lease, license, franchise, permit, agreement, contract or other instrument or obligation binding upon such party or, if applicable, its subsidiaries, or any person controlling such party or by which any of such party's, subsidiary's or controlling person's assets is or may be bound; or (iii) result in the creation or imposition of any lien on an asset of such party.

              (e) Required Consents. No consent is required under any agreement, contract or other instrument binding upon such party as a result of the execution, delivery and performance of this Agreement, any of the Transaction Agreements or any other document, instrument or certificate to be executed or delivered by such party in connection herewith or therewith or the consummation of the transactions contemplated hereby or thereby, including without limitation any agreement, contract or instrument requiring the consent of lenders to such party or any person controlling such party, except for the approval of the Partners Share Exchange by the shareholders of Partners and International and such other consents as are to be obtained at or prior to the Closing Time.

       3.02    Representations and Warranties of Partners and McDermott.

              (a) Partners hereby represents and warrants to Fabricators that (i) it is not conducting and has not conducted operations on the Partners Property of any kind or nature different from that of the operations currently conducted thereon and (ii) it has no knowledge of the presence on or under the Partners Property of any hazardous substances, materials or underground storage tanks or piping regulated under federal, state or local environmental laws or regulations.

              (b) McDermott hereby represents and warrants to Fabricators that (i) it is not conducting and has not conducted operations on the McDermott Property of any kind or nature different from that of the operations currently conducted thereon by Fabricators, and (ii) it has no knowledge of the presence on or under the McDermott Property of any hazardous substances, materials or underground storage tanks or piping regulated under federal, state or local environmental laws or regulations.

              (c) The representations and warranties in this Section 3.02 shall survive closing of the Act of Cash Sale for a period of ten (10) years.

       3.03 No Other Representations or Warranties. Except as set forth above in this Section 3, no other representations or warranties, express or implied, are made in this Agreement by any party to any other party.


                                   SECTION 4

                                OFFERING PROCESS

       4.01 The Offering. All of the parties to this Agreement, in order to facilitate the Offering, hereby agree to the following:

              (i) No party will enter into the Underwriting Agreement unless the Underwriting Agreement provides for the sale by McDermott of 1,715,000 shares of International Common Stock and the issuance and sale of 1,100,000 shares of International Common Stock by International (together with up to 422,250 additional shares to be offered by International pursuant to an over-allotment option granted to the underwriters thereunder);

              (ii) No party will enter into the Underwriting Agreement unless the Underwriting Agreement provides for the sale of International Common Stock at an initial price to public and underwriting discount that are mutually acceptable to McDermott and International, with each such acceptance to be evidenced by such party's execution of the Underwriting Agreement; and

              (iii) Each party to this Agreement hereby agrees to keep each other party fully informed as to developments relating to price and other developments concerning the Offering and all other aspects of the transactions contemplated by this Agreement and the Underwriting Agreement and to provide each other party with an opportunity to review and comment on all filings made with the Securities and Exchange Commission (the "SEC") and on any comments that the SEC may have with respect to such filings.

       4.02 Actions of International. International and Fabricators agree with McDermott that, prior to the Closing Time, (i) International will have no paid employees, (ii) McDermott will be given the opportunity to review any corporate action of International and will be informed of any corporate action taken by International, (iii) International and Fabricators will notify McDermott if they anticipate that expenses budgeted to be incurred by them in connection with the Offering and prior to the Closing Time (not including any expenses to be payable by the Company pursuant to the second paragraph of
Section 6 of the Underwriting Agreement) will exceed the budgeted amount of

$350,000 in the aggregate, and will use their best efforts not to incur such expenses exceeding that amount without McDermott's consent, and (iv) they will keep McDermott, Morgan Keegan and Stephens informed of their proposals with respect to incentive compensation plans, options awards, executive compensation, registration rights and employment agreements and will not implement any such proposals if either Morgan Keegan or Stephens is of the opinion that such proposal could or would have an adverse effect on the Offering price and, if approved, will not be effective until after the Closing Time or will be cancelable in the event that the Closing Time does not occur.

       4.03 Simultaneous Closing; Order of Closing. All of the parties to this Agreement hereby agree that the closings of the Partners Share Exchange, the McDermott Share Exchange and the transactions contemplated by Sections 1, 2.02, 2.05 and 2.06 will each happen simultaneously with the Closing Time and that all of such transactions are contingent upon the occurrence of each other such transaction, the execution and delivery of the Underwriting Agreement, and the entering into by Fabricators of a revolving credit agreement with Hibernia Bank, N.A. and the replacement of all letters of credit guaranteed by McDermott or any affiliate thereof. For the purposes of this Agreement and the Transaction Agreements, these simultaneous closings will be deemed to have occurred in the following order:

                     (i) the transactions contemplated by Sections 1.01, 1.03, 1.04 and 1.05;
                     (ii)   the Fabricators Amendment;
                     (iii)  the Partners Share Exchange;
                     (iv)   the McDermott Share Exchange;
                     (v)    the Closing Time;
                     (vi)   the transaction contemplated by Section 1.02;
                     (vii)  the transaction contemplated by Section 2.02; and
                     (viii) the transaction contemplated by Section 2.05.

                                   SECTION 5

                                  TERMINATION

       5.01 Termination. Unless all parties hereto agree otherwise, this Agreement will terminate if the Closing Time has not occurred at or before five o'clock p.m. New Orleans, Louisiana time on October 1, 1997.

       5.02 Effect of Termination. If this Agreement is terminated in accordance with Section 5.01 hereof, (i) this Agreement shall be null and void and no longer have any effect and each party hereto shall be released from its respective obligations and shall have no liabilities or obligations hereunder, except to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements contained in this Agreement, (ii) International will be dissolved with reasonable promptness, (iii) Partners and McDermott will retain ownership of their respective shares of Fabricators, and (iv) each of the 1992 Agreements and the current Certificate of Incorporation of Fabricators shall remain in effect until terminated or amended in accordance with their provisions.

                                   SECTION 6

                               GENERAL PROVISIONS

       6.01 Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the date of this Agreement and the Closing Time.

       6.02 Notices. All notices and other communications hereunder must be in writing and shall be deemed to have given upon receipt of delivery by: (a) personal delivery to the designated Person, (b) certified or registered mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier service (against a receipt therefor) or (d) facsimile transmission with confirmation of receipt. All such notices must be addressed as follows or such other address as to which any party hereto may have notified the other in writing:

              If to International, Partners, Fabricators or Berard, to:

              P. O. Box 11308
              New Iberia, Louisiana   70562-1308
              Attention:    Dailey J. Berard
              Facsimile:  (318) 365-3711

              If to McDermott, to:

              1450 Poydras Street
              New Orleans, Louisiana   70112
              Attention:    E. Allen Womack, Jr.
                            Senior Vice President and
                            Chief Technical Officer
              Facsimile:  (504) 587-5280

       6.03 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless the context otherwise requires, "or" is disjunctive but not necessarily exclusive, and words in the singular include the plural and in the plural include the singular.

       6.04 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

       6.05 Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder or thereunder.

       6.06 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Louisiana, without giving effect to the principles of conflicts of law thereof.

       6.07 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

       6.08 Specific Performance. The parties hereto acknowledge that any breach of this Agreement would cause immediate and irreparable harm to the other parties hereto for which an adequate monetary remedy does not exist; hence, each party hereto agrees that, in the event of a breach or threatened breach by any party of this Agreement during or after the term of this Agreement, the other parties hereto shall be entitled to injunctive relief restraining such party from such violation without the necessity of proof of actual damage or the posting of any bond, except as required by non-waivable, applicable law. Nothing herein, however, shall be construed as prohibiting the parties hereto from pursuing any other remedy at law or in equity to which such parties may be entitled under applicable law in the event of a breach or threatened breach of this Agreement by any other party, including without limitation the recovery of damages and/or costs and expenses, such as reasonable attorneys' fees, incurred by such parties as a result of any such breach.

       6.09 Confidentiality. McDermott has not and, following the Closing Time, for a period of 24 months, will not use for its own purposes or disclose to any third party, any confidential information relating to Fabricators obtained by Jack M. Arnold, Terrell B. Chalker, James C. Conrad, Daniel R. Gaubert, John D. Krueger or E. Allen Womack, Jr.; provided, that (i) McDermott may use or disclose any such information which has been publicly disclosed (other than by McDermott) and (ii) to the extent that McDermott may become legally compelled to disclose any of such information, McDermott may disclose such information if it has used its best efforts, and shall have afforded Fabricators the opportunity, to obtain an appropriate protective order or other satisfactory assurance of confidential treatment for the information required to be disclosed.

       6.10 Limitation of Liability. Notwithstanding any other provision of this Agreement, in no event shall any party hereto be liable to any other party hereto with respect to breach or violation of any provision in this Agreement, whether based on contract, tort (including negligence), strict liability or other theory of law or equity, for loss of anticipated profits or consequential loss or damage of any nature arising at any time or from any cause whatsoever.

       IN WITNESS WHEREOF, each party has caused this Agreement to be signed by its respective officers thereunto duly authorized, all as of the date first written above.

                     UNIFAB INTERNATIONAL, INC.



                     By:  /s/ Dailey J. Berard
                          -------------------------------------
                                   Dailey J. Berard
                                      President

                     UNIVERSAL PARTNERS, INC.



                     By:  /s/ Dailey J. Berard
                          -------------------------------------
                                   Dailey J. Berard
                                      President

                     UNIVERSAL FABRICATORS INCORPORATED



                     By:  /s/ Dailey J. Berard
                          -------------------------------------
                                   Dailey J. Berard
                                      President



                     By:  /s/ Dailey J. Berard
                          -------------------------------------
                                   Dailey J. Berard


                     MCDERMOTT INCORPORATED



                     By:  /s/ E. Allen Womack, Jr.
                          -------------------------------------
                          Name:
                          Title:

                                                                       EXHIBIT A



                      AGREEMENT AND PLAN OF SHARE EXCHANGE


       This AGREEMENT AND PLAN OF SHARE EXCHANGE, dated as of ______________, 1997 (the "Agreement"), is by and between UNIFAB International, Inc., a Louisiana corporation ("International"), and Universal Partners, Inc., a Louisiana corporation ("Partners").

                                  WITNESSETH:

       WHEREAS, Partners is the owner of 510 shares of Class A common stock, $1.00 par value per share (the "Shares"), of Universal Fabricators Incorporated, a Delaware close corporation ("Fabricators"), which represent all of the issued and outstanding shares of Class A common stock of Fabricators;

       WHEREAS, it is the parties mutual intent that the exchange of the Shares contemplated by this Agreement be part of plan of reorganization of Partners that constitutes a tax-free reorganization under Section 368 of the Internal Revenue Code and that immediately following the Closing, Partners will enter into a plan of liquidation pursuant to which it will pay or provide for the payment of liabilities of Partners and distribute the New Shares (as defined herein) and all remaining assets of Partners to the shareholders of Partners.

       WHEREAS, Partners desires to exchange the Shares for shares of common stock, $0.01 par value per share, of International ("International Common Stock");

       NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and in reliance upon the undertakings, representations, warranties and indemnities contained herein, International and Partners hereby agree as follows:

                                   ARTICLE 1
                          EXCHANGE OF SHARES; CLOSING

       Section 1.1 Sale of Shares. Subject to the terms and conditions herein stated, Partners agrees at the Closing to exchange with full title guarantee, transfer, assign and deliver to International, and International agrees to acquire from Partners, the Shares, free and clear of any and all Liens.

       Section 1.2 Consideration. In consideration for its acquisition of the Shares, International agrees at the Closing to issue and deliver 1,785,000 shares of International Common Stock (the "New Shares") to Partners.

       Section 1.3 Closing. The Closing shall take place simultaneously with the Closing Time of the public offering of the shares of International Common Stock pursuant to that certain Underwriting Agreement (the "Underwriting Agreement"), by and among International, Fabricators,

Partners, McDermott Incorporated ("McDermott") and Morgan Keegan & Company, Inc. and Stephens Inc. (as representatives of the several underwriters named therein) and the other transactions contemplated by that certain Transition Agreement dated as of _________________, 1997 by and among Partners, International, Fabricators, Universal Partners, Inc. and Dailey J. Berard.

       Section 1.4 Deliveries at Closing. At the Closing (a) International shall deliver to Partners one or more certificates representing the New Shares and (b) Partners shall deliver to International one or more certificates representing the Shares duly endorsed to International, which shall transfer to International good title to the Shares free and clear of any adverse claim or Lien.

                                   ARTICLE 2
                   REPRESENTATIONS AND WARRANTIES OF PARTNERS

       Partners represents and warrants to International as of the date hereof as follows:

       Section 2.1 Ownership. Partners is the sole record and beneficial owner of the Shares, which are represented by Certificate Number 1. Partners has good and marketable title to the Shares and the absolute right to deliver the Shares in accordance with the terms of this Agreement, free and clear of all Liens. The transfer of the Shares to International in accordance with the terms of this Agreement transfers good and marketable title to the Shares to International free and clear of all Liens, restrictions, rights, options and claims of every kind.

       Section 2.2 Authority; Enforceability. Partners has full legal right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Partners and constitutes, and each other agreement, instrument or documents executed or to be executed by Partners in connection with the transactions contemplated hereby has been duly executed and delivered by Partners and constitutes a valid and legally binding obligation of Partners enforceable against Partners in accordance with their respective terms, except as (a) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

       Section 2.3 No Conflict. Neither the execution and the delivery of this Agreement by Partners, nor the consummation of the transactions contemplated hereby (a) violate, conflict with, or result in a breach of any provisions of, (b) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (c) result in the termination of or accelerate the performance required by, (d) result in the creation of any Lien upon the Shares under any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Partners or, to any material extent, under the terms and conditions of any note, bond, mortgage, indenture, deed of trust, lease, license, loan agreement or other instrument or obligation to or by which Partners or any of its assets are bound, or (e) to any material extent, violate any Applicable Law binding upon Partners or any of its assets.

       Section 2.4 No Other Representations or Warranties. Except as set forth above in this Section 2, no other representations or warranties, express or implied, are made in this Agreement by Partners to International.


                                   ARTICLE 3
                REPRESENTATIONS AND WARRANTIES OF INTERNATIONAL

       International represents and warrants to Partners as of the date hereof as follows:

       Section 3.1 Organization. International is a corporation duly organized, validly existing and in good standing under the laws of Louisiana and has all requisite corporate power and authority to own its properties and carry on its business as now being conducted.

       Section 3.2 Capitalization. As of the date of this Agreement, the authorized capital stock of International consists of 20,000,000 shares of common stock, $0.01 par value per share, one share of which is validly issued and outstanding, and 5,000,000 shares of preferred stock, no par value, none of which are outstanding.

       Section 3.3 Authority; Enforceability. International has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of International and no other corporate proceedings on the part of International are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by International and constitutes a valid and binding obligation of International, enforceable against International in accordance with its terms, except as (a) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

       Section 3.4 No Conflict. Neither the execution and delivery of this Agreement by International, nor the consummation of the transactions contemplated hereby, do or will (a) violate, conflict with, or result in a breach of any provisions of, (b) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (c) result in the termination of or accelerate the performance required by, (d) result in the creation of a Lien upon the New Shares under any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of International or any note, bond, mortgage, indenture, deed of trust, lease, license, loan agreement or other instrument or obligation to or by which International or any of its assets are bound, or (e) violate any Applicable Law binding upon International and on any of its assets.

       Section 3.5 International Common Stock. All shares of International Common Stock to be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and non-assessable.

       Section 3.6 No Other Representations or Warranties. Except as set forth above in this Section 3, no other representations or warranties, express or implied, are made in this Agreement by International to Partners.

                                   ARTICLE 4
                           INDEMNIFICATION; REMEDIES

       Section 4.1 Indemnification by Partners. Except as otherwise expressly provided in this Article 4, Partners, as its sole obligation and the exclusive remedy of International and each of International's officers, directors, employees, Affiliates, successors and assigns (International and such persons being collectively referred to herein as "International's Indemnified Persons"), shall defend, indemnify and hold harmless International's Indemnified Persons, and shall reimburse International's Indemnified Persons, for, from and against, each and every demand, claim, action, loss (which shall include any diminution in value), liability, judgment, damage, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses") imposed on or incurred by International's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty of Partners in this Agreement, whether or not International's Indemnified Persons relied thereon or had knowledge thereof, or (b) any breach or nonperformance of any covenant, agreement or other obligation of Partners under this Agreement or any certificate, document or other instrument delivered or to be delivered pursuant hereto.

       Section 4.2 Indemnification by International. Except as otherwise expressly provided in this Article 4, International, as its sole obligation and the exclusive remedy of Partners and each of Partners' officers, directors, employees, Affiliates, successors and assigns (Partners and such persons being collectively referred to herein as "Partners' Indemnified Persons"), shall defend, indemnify and hold harmless Partners' Indemnified Persons, and shall reimburse Partners' Indemnified Persons for, from and against all Losses imposed on or incurred by Partners' Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty of International in this Agreement, whether or not Partners' Indemnified Persons relied thereon or had knowledge thereof or
(b) any breach or nonperformance of any covenant, agreement or other obligation of International under this Agreement or any certificate, document or other instrument delivered or to be delivered pursuant hereto.

       Section 4.3 Notice and Defense of Third Party Claims. If any third party demand, claim, action or proceeding shall be brought or asserted under this Article 4 against an indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this
Article 4 from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice thereof to the Indemnifying

Person who shall have the right to assume its defense, including the hiring of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; except that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations under this
Article 4 only to the extent, if at all, that it is prejudiced by reason of such delay or failure. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing actions, claims or proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnifying Person and the Indemnified Person shall in good faith agree that representation by the same counsel is inappropriate. In the event that the Indemnifying Person, within ten days after notice of any such action or claim, does not assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such action, claim or proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such action, claim or proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Article 4 to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior consent, settle or compromise any action or claim or consent to the entry of any judgment with respect to any action, claim or proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person's prior consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action or claim that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such action, claim or proceeding.

                                   ARTICLE 5
                                 DEFINED TERMS

       Section 5.1 Definitions. In addition to the other defined terms used herein, as used in this Agreement, the following terms when capitalized have the meanings indicated.

       "Affiliate" shall have the meaning ascribed by Rule 12b-2 promulgated under the Exchange Act.

       "Applicable Law" shall mean any statute, law, rule or regulation or any judgement, order, writ, injunction or decree of any Governmental Entity to which a specified Person or its property is subject.

       "Closing" means the consummation of the transactions contemplated by this Agreement.

       "Governmental Entity" shall mean any court or tribunal in any jurisdiction or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality.

       "Liens" shall mean pledges, liens, defects, leases, licenses, equities, options, rights to buy, conditional sales contracts, charges, claims, encumbrances, security interests, easements, restrictions, chattel mortgages, mortgages or deeds of trust, of any kind or nature whatsoever.

                                   ARTICLE 6
                                 MISCELLANEOUS

       Section 6.1 Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and shall not be limited or affected by any investigation by or on behalf of any party hereto.

       Section 6.2 Notices. All notices hereunder must be in writing and shall be deemed to have been given upon receipt of delivery by: (a) personal delivery to the designated individual, (b) certified or registered mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier service (against a receipt therefor) or (d) facsimile transmission with confirmation of receipt. All such notices must be addressed as follows or such other address as to which any party hereto may have notified the other in writing:

       If to International, to:

              P. O. Box 11308
              New Iberia, Louisiana   70562-1308
              Attention:   Dailey J. Berard
              Facsimile transmission No.:   (318) 365-3711

       If to Partners, to:

              P. O. Box 11308
              New Iberia, Louisiana   70562-1308
              Attention:    Dailey J. Berard
              Facsimile transmission No.:   (318) 365-3711

       Section 6.3 Headings; Gender. When a reference is made in this Agreement to a section, exhibit or schedule, such reference shall be to a section, exhibit or schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural and vice versa, whenever and as often as may be appropriate.

       Section 6.4 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents, exhibits and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements, and understandings and communications, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

       Section 6.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Louisiana without regard to any applicable principles of conflicts of law.

       Section 6.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

       Section 6.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible, and in any case such term or provision shall be deemed amended to the extent necessary to make it no longer invalid, illegal or unenforceable.

       Section 6.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

       Section 6.9 Amendment and Modification. This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto.

       Section 6.10 Limitation of Liability. Notwithstanding any other provision of this Agreement, in no event shall any party hereto be liable to any other party hereto with respect to breach or violation of any provision in this Agreement, whether based on contract, tort (including negligence), strict liability or other theory of law or equity, for loss of anticipated profits or consequential loss or damage of any nature arising at any time or from any cause whatsoever.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed themselves or by their respective duly authorized officers as of the date first written above.

                     UNIFAB INTERNATIONAL, INC.



                     By:
                          ----------------------------------------------
                                   Dailey J. Berard, President


                     UNIVERSAL PARTNERS, INC.



                     By:
                          ----------------------------------------------
                                   Dailey J. Berard, President

                                   EXHIBIT B


         ACT OF CASH SALE                                   )                UNITED STATES OF AMERICA
                                                            )
                BY                                          )                STATE OF LOUISIANA
                                                            )
     UNIVERSAL PARTNERS, INC.                               )                PARISH OF ________________
                                                            )
               TO                                           )
                                                            )
      UNIVERSAL FABRICATORS                                 )
        INCORPORATED                                        )



         BE IT KNOWN, that on this ____ day of __________, 1997;

         BEFORE ME, the undersigned, Notary Public, duly commissioned and qualified, in and for the Parish of ___________, State of Louisiana, and in the presence of the undersigned competent witnesses:

         PERSONALLY CAME AND APPEARED:

         UNIVERSAL PARTNERS, INC., a Louisiana corporation, whose address is 5007 Port Road, New Iberia, Louisiana, 70560, appearing herein by and through Dailey J. Berard, its President and duly authorized representative pursuant to a resolution of its Board of Directors, a certified copy of which is attached hereto, whose taxpayer identification number is ___________ ("Seller"); and

         UNIVERSAL FABRICATORS INCORPORATED, a Delaware corporation, whose address is 5007 Port Road, New Iberia, Louisiana, 70560, appearing herein by and through Dailey J. Berard, its President and duly authorized representative pursuant to a resolution of its Board of Directors, a certified copy of which is attached hereto, whose taxpayer identification number is _____________ ("Purchaser"), who declared as follows:

         Seller does by these presents grant, bargain, sell, convey, transfer, assign, set over, abandon and deliver without any warranty whatsoever of any kind, nature or description other than Seller's warranty of good and merchantable title, but with full substitution and subrogation in and to all the rights and actions of warranty which said Seller has or may have against all preceding owners and vendors, unto Purchaser, here present accepting, and purchasing for itself, its heirs, successors and assigns, and acknowledging due delivery and possession thereof, all and singular the real property located in the State of Louisiana, Parish of Iberia, described on Exhibit "B-1" attached hereto (the "Property"), together with any buildings or improvements located thereon, and all rights, ways, servitudes, easements and prescriptions, both liberative and acquisitive, thereunto belonging or in anywise appertaining.

         To have and to hold the above described Property unto the said Purchaser and its successors and assigns forever.

         This sale is made and accepted for and in consideration of the price and sum of ONE HUNDRED THOUSAND FIVE HUNDRED AND NO/100 ($100,500.00) DOLLARS cash, all of which Purchaser has well and truly paid, in ready and current money to Seller who hereby acknowledges the receipt thereof and grants full acquittance and discharge therefor.

                              Waiver of Warranties

         Seller hereby conveys to Purchaser all right, title and interest of Seller in and to the Property, without any warranty or recourse whatsoever other than pursuant to Seller's warranty of good and merchantable title, but with full substitution and subrogation in and to all of the rights and actions of warranty which Seller has or may have against all preceding owners or vendors; it being understood that Purchaser takes the Property "AS IS" and "WHERE IS", Purchaser hereby acknowledging reliance solely on its own inspection of the Property, and not on any warranties or representations from Seller other than Seller's warranty of good and merchantable title. All implied warranties with respect to the Property (other than Seller's warranty of good and merchantable title), including those related to fitness for a particular purpose, are hereby disclaimed by Seller and expressly waived by Purchaser. Other than pursuant to Seller's warranty of good and merchantable title, Purchaser shall have no right or cause of action against Seller to assert in any controversy, claim, demand, or litigation arising from or in connection with the Property. Without limiting the generality of the foregoing, Seller does not warrant that the Property is free from redhibitory or latent defects or vices. Purchaser hereby expressly waives all rights in redhibition pursuant to Louisiana Civil Code Article 2520, et seq., and the warranty imposed by Louisiana Civil Code Article 2476, as well as its ability to rescind the sale or seek a reduction in the purchase price for a redhibitory defect. Purchaser hereby releases Seller from any liability for redhibitory or latent defects or vices under Louisiana Civil Code Article 2520 through 2548
(1870). Purchaser's waiver of warranties under this paragraph does not affect the representations and warranties expressly made by Seller in that certain Transition Agreement dated ____________, 1997 to which Seller and Purchaser, among others, are parties.

                                 Miscellaneous

         All real estate taxes, up to and including the taxes due and exigible in 1996, have been or will be paid by Seller. Taxes for 1997 have been prorated between the parties hereto as of the date hereof based upon the 1996 taxes. Seller and Purchaser hereby waive production of mortgage, chattel mortgage, conveyance, accounts receivable, tax, paving and other certificates and hereby agree to relieve and release the Notary before whom this Act of Cash Sale was passed from all responsibilities and liabilities in connection therewith.

         THUS DONE AND PASSED in _________ Parish, Louisiana, on the date first written above in the presence of the undersigned competent witnesses, who hereunto sign their names with the said appearer and me, Notary, after reading of the whole.

WITNESSES TO                                       SELLER:
BOTH SIGNATURES:
                                                   UNIVERSAL PARTNERS INC.


-------------------------------------------
                                                   BY:
                                                      -------------------------------------------------------------------
                                                             DAILEY J. BERARD, PRESIDENT



                                                   PURCHASER:

                                                   UNIVERSAL FABRICATORS INCORPORATED



                                                   BY:
                                                      -------------------------------------------------------------------
                                                             DAILEY J. BERARD, PRESIDENT



                       ---------------------------------
                                 NOTARY PUBLIC


                                                                     EXHIBIT B-1


         That certain tract of land, together with all rights, ways, privileges and servitudes thereunto appertaining, situated in Section 34, Township 12 South, Range 6 East, in the First Ward (formerly 9th Ward) of Iberia Parish, Louisiana, containing and measuring 9.56 acres and being bounded northerly by property of Philip Rodrigue, or assigns, southerly by Southern Pacific Railroad right-of-way, easterly by Tract 2 of that plat of survey hereafter mentioned and westerly in part by property of Ace Machine Works, Inc. (center of Rodere Coulee) and in part by property of Paul Newton Bonin, or assigns. Being the northeasterlymost 9.56 acres of Tract 1, Plat 2, Group A (12.3 acres) as shown on a plat of survey attached to an Act of Partition recorded under Original Conveyance Entry No. 78-7307 of the records of Iberia Parish, Louisiana.

                                                                       EXHIBIT C



                            SHARE EXCHANGE AGREEMENT


         This SHARE EXCHANGE AGREEMENT, dated as of ______________, 1997 (the "Agreement"), is by and between UNIFAB International, Inc., a Louisiana corporation ("International"), and McDermott Incorporated, a Delaware corporation ("McDermott").

                                  WITNESSETH:

         WHEREAS, McDermott is the owner of 490 shares of Class B common stock, $1.00 par value per share (the "Shares"), of Universal Fabricators Incorporated, a Delaware corporation ("Fabricators"), which represent all of the issued and outstanding shares of Class B common stock of Fabricators; and

         WHEREAS, McDermott desires to exchange the Shares for shares of common stock, $0.01 par value per share, of International ("International Common Stock"), and to sell such shares of International Common Stock pursuant to an underwriting agreement dated September ___, 1997 (the "Underwriting Agreement"), by and among International, Fabricators, Partners, McDermott and Morgan Keegan & Company, Inc. and Stephens Inc. (as representatives of the several underwriters named therein);

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and in reliance upon the undertakings, representations, warranties and indemnities contained herein, International and McDermott hereby agree as follows:

                                   ARTICLE 1
                          EXCHANGE OF SHARES; CLOSING

         Section 1.1 Sale of Shares. Subject to the terms and conditions herein stated, McDermott agrees at the Closing to exchange with full title guarantee, transfer, assign and deliver to International, and International agrees to acquire from McDermott, the Shares, free and clear of any and all Liens.

         Section 1.2 Consideration. In consideration for its acquisition of the Shares, International agrees at the Closing to issue and deliver 1,715,000 shares of International Common Stock (the "New Shares") to McDermott.

         Section 1.3 Closing. The Closing shall take place simultaneously with the Closing Time of the public offering of the New Shares and other shares of International Common Stock pursuant to the Underwriting Agreement and the other transactions contemplated by that certain Transition Agreement dated as of _________________, 1997 by and among McDermott, International, Fabricators, Universal Partners, Inc. and Dailey J. Berard.

         Section 1.4 Deliveries at Closing. At the Closing (a) International shall deliver to McDermott one or more certificates representing the New Shares and (b) McDermott shall deliver to International one or more certificates representing the Shares duly endorsed to International, which shall transfer to International good title to the Shares free and clear of any Lien.

                                   ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF MCDERMOTT

         McDermott represents and warrants to International as of the date hereof as follows:

         Section 2.1 Ownership. McDermott is the sole record and beneficial owner of the Shares, which are represented by Certificate Number 2. McDermott has good and marketable title to the Shares and the absolute right to deliver the Shares in accordance with the terms of this Agreement, free and clear of all Liens. The transfer of the Shares to International in accordance with the terms of this Agreement transfers good and marketable title to the Shares to International free and clear of all Liens, restrictions, rights, options and claims of every kind.

         Section 2.2 Authority; Enforceability. McDermott has full legal right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by McDermott and constitutes, and each other agreement, instrument or documents executed or to be executed by McDermott in connection with the transactions contemplated hereby has been duly executed and delivered by McDermott and constitutes a valid and legally binding obligation of McDermott enforceable against McDermott in accordance with their respective terms, except as (a) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

         Section 2.3 No Conflict. Neither the execution and the delivery of this Agreement by McDermott, nor the consummation of the transactions contemplated hereby (a) violate, conflict with, or result in a breach of any provisions of, (b) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (c) result in the termination of or accelerate the performance required by, (d) result in the creation of any Lien upon the Shares under any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of McDermott or, to any material extent, under the terms and conditions of any note, bond, mortgage, indenture, deed of trust, lease, license, loan agreement or other instrument or obligation to or by which McDermott or any of its assets are bound, or (e) to any material extent, violate any Applicable Law binding upon McDermott or any of its assets.



         Section 2.4 No Other Representations or Warranties. Except as set forth above in this Section 2, no other representations or warranties, express or implied, are made in this Agreement by McDermott to International.

                                   ARTICLE 3
                REPRESENTATIONS AND WARRANTIES OF INTERNATIONAL

         International represents and warrants to McDermott as of the date hereof as follows:

         Section 3.1 Organization. International is a corporation duly organized, validly existing and in good standing under the laws of Louisiana and has all requisite corporate power and authority to own its properties and carry on its business as now being conducted.

         Section 3.2 Capitalization. As of the date of this Agreement, the authorized capital stock of International consists of 20,000,000 shares of common stock, $0.01 par value per share, one share of which is validly issued and outstanding, and 5,000,000 shares of preferred stock, no par value, none of which are outstanding.

         Section 3.3 Authority; Enforceability. International has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of International and no other corporate proceedings on the part of International are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by International and constitutes a valid and binding obligation of International, enforceable against International in accordance with its terms, except as (a) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium or similar laws from time to time in effect affecting creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

         Section 3.4 No Conflict. Neither the execution and delivery of this Agreement by International, nor the consummation of the transactions contemplated hereby, do or will (a) violate, conflict with, or result in a breach of any provisions of, (b) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (c) result in the termination of or accelerate the performance required by, (d) result in the creation of a Lien upon the New Shares under any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of International or any note, bond, mortgage, indenture, deed of trust, lease, license, loan agreement or other instrument or obligation to or by which International or any of its assets are bound, or (e) violate any Applicable Law binding upon International and on any of its assets.

         Section 3.5 International Common Stock. All shares of International Common Stock to be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and non-assessable.

         Section 3.6 No Other Representations or Warranties. Except as set forth above in this Section 3, no other representations or warranties, express or implied, are made in this Agreement by International to McDermott.


                                   ARTICLE 4
                           INDEMNIFICATION; REMEDIES

         Section 4.1 Indemnification by McDermott. Except as otherwise expressly provided in this Article 4, McDermott, as its sole obligation and the exclusive remedy of International and each of International's officers, directors, employees, Affiliates, successors and assigns (International and such persons being collectively referred to herein as "International's Indemnified Persons"), shall defend, indemnify and hold harmless International's Indemnified Persons, and shall reimburse International's Indemnified Persons, for, from and against, each and every demand, claim, action, loss, liability, judgment, damage, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses") imposed on or incurred by International's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty of McDermott in this Agreement, whether or not International's Indemnified Persons relied thereon or had knowledge thereof, or (b) any breach or nonperformance of any covenant, agreement or other obligation of McDermott under this Agreement or any certificate, document or other instrument delivered or to be delivered pursuant hereto.

         Section 4.2 Indemnification by International. Except as otherwise expressly provided in this Article 4, International, as its sole obligation and the exclusive remedy of McDermott and each of McDermott's officers, directors, employees, Affiliates, successors and assigns (McDermott and such persons being collectively referred to herein as "McDermott's Indemnified Persons"), shall defend, indemnify and hold harmless McDermott's Indemnified Persons, and shall reimburse McDermott's Indemnified Persons for, from and against all Losses imposed on or incurred by McDermott's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of:
(a) any inaccuracy in any representation or warranty of International in this Agreement, whether or not McDermott's Indemnified Persons relied thereon or had knowledge thereof, or (b) any breach or nonperformance of any covenant, agreement or other obligation of International under this Agreement or any certificate, document or other instrument delivered or to be delivered pursuant hereto.

         Section 4.3 Notice and Defense of Third Party Claims. If any third party demand, claim, action or proceeding shall be brought or asserted under this Article 4 against an indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this
Article 4 from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice thereof to the Indemnifying Person who shall have the right to assume its defense, including the hiring of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; except that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations under this Article 4 only to the extent, if at all, that it is prejudiced by reason of such delay or failure. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing actions, claims or proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnifying Person and the Indemnified Person shall in good faith agree that representation by the same counsel is inappropriate. In the event that the Indemnifying Person, within ten days after notice of any such action or claim, does not assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such action, claim or proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such action, claim or proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Article 4 to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior consent, settle or compromise any action or claim or consent to the entry of any judgment with respect to any action, claim or proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person's prior consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action or claim that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such action, claim or proceeding.

                                   ARTICLE 5
                                 DEFINED TERMS

         Section 5.1 Definitions. In addition to the other defined terms used herein, as used in this Agreement, the following terms when capitalized have the meanings indicated.

         "Affiliate" shall have the meaning ascribed by Rule 12b-2 promulgated under the Exchange Act.

         "Applicable Law" shall mean any statute, law, rule or regulation or any judgement, order, writ, injunction or decree of any Governmental Entity to which a specified Person or its property is subject.

         "Closing" means the consummation of the transactions contemplated by this Agreement.

         "Governmental Entity" shall mean any court or tribunal in any jurisdiction or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality.

         "Liens" shall mean pledges, liens, defects, leases, licenses, equities, options, rights to buy, conditional sales contracts, charges, claims, encumbrances, security interests, easements, restrictions, chattel mortgages, mortgages or deeds of trust, of any kind or nature whatsoever.

                                   ARTICLE 6
                                 MISCELLANEOUS

         Section 6.1 Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and shall not be limited or affected by any investigation by or on behalf of any party hereto.

         Section 6.2 Notices. All notices hereunder must be in writing and shall be deemed to have been given upon receipt of delivery by: (a) personal delivery to the designated individual, (b) certified or registered mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier service (against a receipt therefor) or (d) facsimile transmission with confirmation of receipt. All such notices must be addressed as follows or such other address as to which any party hereto may have notified the other in writing:

         If to International, to:

                 P. O. Box 11308
                 New Iberia, Louisiana   70562-1308
                 Attention:   Dailey J. Berard
                 Facsimile transmission No.:   (318) 365-3711

         If to McDermott, to:

                 1450 Poydras Street
                 P. O. Box 60035
                 New Orleans, Louisiana   70160
                 Attention:       E. Allen Womack, Jr.
                                  Senior Vice President and
                                  Chief Technical Officer
                 Facsimile transmission No.:   (504) 587-5280

         Section 6.3 Headings; Gender. When a reference is made in this Agreement to a section, exhibit or schedule, such reference shall be to a section, exhibit or schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural and vice versa, whenever and as often as may be appropriate.

         Section 6.4 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents, exhibits and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements, and understandings and communications, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         Section 6.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Louisiana without regard to any applicable principles of conflicts of law.

         Section 6.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

         Section 6.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible, and in any case such term or provision shall be deemed amended to the extent necessary to make it no longer invalid, illegal or unenforceable.

         Section 6.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

         Section 6.9 Amendment and Modification. This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto.

         Section 6.10 Limitation of Liability. Notwithstanding any other provision of this Agreement, in no event shall any party hereto be liable to any other party hereto with respect to breach or violation of any provision in this Agreement, whether based on contract, tort (including negligence), strict liability or other theory of law or equity, for loss of anticipated profits or consequential loss or damage of any nature arising at any time or from any cause whatsoever.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed themselves or by their respective duly authorized officers as of the date first written above.

                                       UNIFAB INTERNATIONAL, INC.



                                       By:
                                                ------------------------------
                                                Dailey J. Berard, President


                                       MCDERMOTT INCORPORATED



                                       By:
                                                ------------------------------
                                                Name:
                                                Title:

                                   EXHIBIT D


         ACT OF CASH SALE                                   )                 UNITED STATES OF AMERICA
                                                            )
                BY                                          )                 STATE OF LOUISIANA
                                                            )
      MCDERMOTT INCORPORATED                                )                 PARISH OF ________________
                                                            )
               TO                                           )
                                                            )
      UNIVERSAL FABRICATORS                                 )
        INCORPORATED                                        )



         BE IT KNOWN, that on this ____ day of __________, 1997;

         BEFORE ME, the undersigned, Notary Public, duly commissioned and qualified, in and for the Parish of ___________, State of Louisiana, and in the presence of the undersigned competent witnesses:

         PERSONALLY CAME AND APPEARED:

         MCDERMOTT INCORPORATED, a Delaware corporation, whose address is 1450 Poydras Street, New Orleans, Louisiana, 70112, appearing herein by and through _______________________, its _____________ and duly authorized representative pursuant to a resolution of its Board of Directors, a certified copy of which is attached hereto, whose taxpayer identification number is ___________ ("Seller"); and

         UNIVERSAL FABRICATORS INCORPORATED, a Delaware corporation, whose address is 5007 Port Road, New Iberia, Louisiana, 70560, appearing herein by and through Dailey J. Berard, its President and duly authorized representative pursuant to a resolution of its Board of Directors, a certified copy of which is attached hereto, whose taxpayer identification number is _____________ ("Purchaser"), who declared as follows:

         Seller does by these presents grant, bargain, sell, convey, transfer, assign, set over, abandon and deliver without any warranty whatsoever of any kind, nature or description other than Seller's warranty of good and merchantable title, but with full substitution and subrogation in and to all the rights and actions of warranty which said Seller has or may have against all preceding owners and vendors, unto Purchaser, here present accepting, and purchasing for itself, its heirs, successors and assigns, and acknowledging due delivery and possession thereof, all and singular the real property located in the State of Louisiana, Parish of Iberia, including any and all buildings or improvements thereon, described on Exhibit "D-1" attached hereto (the "Property"), and all rights, ways, servitudes, easements and prescriptions, both liberative and acquisitive, thereunto belonging or in anywise appertaining.

         To have and to hold the above described Property unto the said Purchaser and its successors and assigns forever.

         This sale is made and accepted for and in consideration of the price and sum of SEVEN HUNDRED THOUSAND AND NO/100 ($700,000.00) DOLLARS cash, all of which Purchaser has well and truly paid, in ready and current money to Seller who hereby acknowledges the receipt thereof and grants full acquittance and discharge therefor.

                              Waiver of Warranties

         Seller hereby conveys to Purchaser all right, title and interest of Seller in and to the Property, without any warranty or recourse whatsoever other than pursuant to Seller's warranty of good and merchantable title, but with full substitution and subrogation in and to all of the rights and actions of warranty which Seller has or may have against all preceding owners or vendors; it being understood that Purchaser takes the Property "AS IS" and "WHERE IS", Purchaser hereby acknowledging reliance solely on its own inspection of the Property, and not on any warranties or representations from Seller other than Seller's warranty of good and merchantable title. All implied warranties with respect to the Property (other than Seller's warranty of good and merchantable title), including those related to fitness for a particular purpose, are hereby disclaimed by Seller and expressly waived by Purchaser. Other than pursuant to Seller's warranty of good and merchantable title, Purchaser shall have no right or cause of action against Seller to assert in any controversy, claim, demand, or litigation arising from or in connection with the Property. Without limiting the generality of the foregoing, Seller does not warrant that the Property is free from redhibitory or latent defects or vices. Purchaser hereby expressly waives all rights in redhibition pursuant to Louisiana Civil Code Article 2520, et seq., and the warranty imposed by Louisiana Civil Code Article 2476, as well as its ability to rescind the sale or seek a reduction in the purchase price for a redhibitory defect. Purchaser hereby releases Seller from any liability for redhibitory or latent defects or vices under Louisiana Civil Code Article 2520 through 2548
(1870). Purchaser's waiver of warranties under this paragraph does not affect the representations and warranties expressly made by Seller in Section 3.02(b) of that certain Transition Agreement dated ____________, 1997 to which Seller and Purchaser, among others, are parties.

                                 Miscellaneous

         All real estate taxes applicable to the Property (other than that portion of the Property which immediately prior hereto was the subject of a lease by Seller in favor of Purchaser), up to and including the taxes due and exigible in 1996, have been or will be paid by Seller. Such taxes for 1997 have been prorated between the parties hereto as of the date hereof based upon the 1996 taxes.

Seller and Purchaser hereby waive production of mortgage, chattel mortgage, conveyance, accounts receivable, tax, paving and other certificates and hereby agree to relieve and release the Notary before whom this Act of Cash Sale was passed from all responsibilities and liabilities in connection therewith.

         THUS DONE AND PASSED in _________ Parish, Louisiana, on the date first written above in the presence of the undersigned competent witnesses, who hereunto sign their names with the said appearer and me, Notary, after reading of the whole.

WITNESSES TO                                       SELLER:
BOTH SIGNATURES:
                                                   MCDERMOTT INCORPORATED


-------------------------------------------
                                                   BY:
                                                      -------------------------------------------------------------------
                                                   NAME:
                                                        -----------------------------------------------------------------
                                                   TITLE:
-------------------------------------------              ----------------------------------------------------------------


                                                   PURCHASER:

                                                   UNIVERSAL FABRICATORS INCORPORATED



                                                   BY:
                                                      -------------------------------------------------------------------
                                                             DAILEY J. BERARD, PRESIDENT





                                               -------------------------------------
                                                           NOTARY PUBLIC




                                                                    EXHIBIT D-1


         That certain tract or parcel of land identified as "Plot B" on that plat of survey entitled "Plat Showing Survey of Lease Property," dated December 1, 1992, revised November 20, 1996, prepared by John B. Benoit, Registered Professional Land Surveyor, a copy of which said plat is attached hereto and made a part hereof, said Plot B having such dimensions and boundaries as are shown on the attached plat of survey, together with all improvements situated thereon.

         That certain tract or parcel of land known and identified as "Plot C-2" on that plat of survey entitled "Plat Showing Survey of Lease Property," dated December 1, 1992, revised November 20, 1996, prepared by John B. Benoit, Registered Professional Land Surveyor, a copy of which said plat is attached hereto and made a part hereof, said Plot C-2 having such dimensions and boundaries as are shown on the attached plat of survey, together with all improvements situated thereon.

         It is the intention of vendors to convey and vendees to purchase all rights of vendors in and to the beds of any public roads crossing or adjacent to the property herein conveyed, if the bed of any such road should fall within the area encompassed on the attached plat of survey.